CALCULATION OF REGISTRATION FEE

Title of Each Class of		Maximum Aggregate	Amount of
Securities Offered		Offering Price(1)	Registration Fee(2)

2.350% PowerNotes®	Due October 15, 2020	$2,411,000	$310.54

3.150% PowerNotes®	Due October 15, 2024	$1,386,000	$178.52

TOTAL			$489.06

(1)	Excludes accrued interest, if any.

(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933.

Caterpillar Financial Services Corporation PowerNotes® , with Maturities of 9 Months or More from Date of Issue Filed under Rule 424(b)(2), Registration Statement No. 333-195039

Pricing Supplement No. 6 - Dated Monday, September 29, 2014

(to Prospectus dated April 4, 2014 and Prospectus Supplement dated April 4, 2014)

Investors should read this pricing supplement in conjunction with the Prospectus and Prospectus Supplement

CUSIP	Aggregate	Selling	Gross	Net	Coupon	Coupon	Coupon	Maturity	1st Coupon	1st	Survivor's	Product
Number	Principal	Price	Concession	Proceeds	Type	Rate	Frequency	Date	Date	Coupon	Option	Ranking
	Amount									Amount

14912HRM4	$2,411,000.00	100%	1.350%	$2,378,451.50	Fixed	2.350%	Semi-	10/15/2020	04/15/2015	$12.60	Yes	Senior Unsecured
							Annual					Notes

Redemption Information: Non-Callable

Joint Lead Managers and Lead Agents: Incapital LLC, BofA Merrill Lynch Agents: Citi, Edward D. Jones & Co., L.P., Fidelity Capital Markets a division of National Financial Services LLC, Morgan Stanley, UBS Investment Bank, Wells Fargo Securities

CUSIP	Aggregate	Selling	Gross	Net	Coupon	Coupon	Coupon	Maturity	1st Coupon	1st	Survivor's	Product
Number	Principal	Price	Concession	Proceeds	Type	Rate	Frequency	Date	Date	Coupon	Option	Ranking
	Amount									Amount

14912HRN2	$1,386,000.00	100%	1.800%	$1,361,052.00	Fixed	3.150%	Semi-	10/15/2024	04/15/2015	$16.89	Yes	Senior Unsecured
							Annual					Notes

Redemption Information: Non-Callable

Joint Lead Managers and Lead Agents: Incapital LLC, BofA Merrill Lynch Agents: Citi, Edward D. Jones & Co., L.P., Fidelity Capital Markets a division of National Financial Services LLC, Morgan Stanley, UBS Investment Bank, Wells Fargo Securities

Offering Dates: September 22, 2014 through September 29, 2014
Trade Date: Monday, September 29, 2014 @ 12:00 PM ET
Settlement Date: Thursday, October 2, 2014
Caterpillar Financial Services Corporation
Minimum Denomination/Increments: $1,000.00/$1,000.00
Initial trades settle flat and clear SDFS: DTC Book Entry only
DTC number: 0235 via RBC Dain Rauscher Inc.